EXHIBIT 23.2

     CONSENT OF BEARD & COMPANY, INC. INDEPENDENT AUDITORS


          We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to The First National Bank of Leesport 401(k) Retirement Savings Plan of our report dated January 21, 2000, with respect to the consolidated financial statements of First Leesport Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                               /s/ BEARD & COMPANY, INC.


Reading, Pennsylvania
September 12, 2000